Exhibit 23.2


                        Consent of KPMG Peat Marwick LLP

The Board of Directors
Rayovac Corporation:

We consent to the use of our reports included or incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP



Milwaukee, Wisconsin
December 23, 1998